Exhibit 99.3 1st Quarter Earnings Conference Call April 19th, 2024

2 First Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 1Q24 Reported Adjusted(1) Net Income Available to Common Shareholders $343M Diluted Earnings Per Share $0.37 Total Revenue $1.7B $1.8B Non-Interest Expense $1.1B $1.1B Pre-Tax Pre-Provision Income(1) $616M $700M Efficiency Ratio 64.3% 60.6% Net-Charge Offs / Avg Loans 0.50% 0.50% Highlights • Consistently generating top-quartile returns in our peer group • Continued focus on disciplined capital allocation and risk-adjusted returns • Benefiting from loyal customer base, attractive footprint & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies position Regions for success in an array of economic conditions • Delivering consistent, sustainable, long-term performance while remaining focused on soundness, profitability, & growth

Loans

Softening demand but continuing to support our clients

GENERATING Consistent Sustainable Long-term Performance

Average Loans & Leases

($ in billions)



$97.3
$98.3
$97.4
32.4
33.4
33.4
64.9
64.9
64.0
1Q23
4Q23
1Q24

Ending Loans & Leases

($ in billions)



$98.1
$98.4
$96.9
32.6
33.5
33.3
65.5
64.9
63.6
1Q23
4Q23
1Q24
Consumer Loans
Business Loans

QoQ Highlights & Outlook

- Avg and ending loans decreased modestly QoQ
- Avg business loans declined ~1% as modest increases associated with the funding up of previously approved investor real estate construction loans were offset by declines in C&I lending
    - ~$870M of C&I loans were refinanced off-balance sheet through debt capital markets
- Avg consumer loans remained flat as growth in residential mortgage, EnerBank and consumer credit card were offset by declines in home equity and run-off portfolios
- Expect 2024 average loan balances to be stable to down modestly compared to 2023

REGIONS 3

4 $128.5 $127.8 $129.0 83.3 80.0 81.1 35.2 36.9 37.1 8.0 7.7 7.8 2.0 3.2 3.0 1Q23 4Q23 1Q24 $129.0 $126.4 $127.1 82.2 79.4 79.2 36.3 36.3 37.1 8.5 7.7 7.7 2.0 3.0 3.1 1Q23 4Q23 1Q24 Deposits Normalization occurring as expected (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) Wealth Mgt Other(1) Consumer Bank Corporate Bank • Deposits increased both on an average and ending basis, typical for 1Q tax refund season ◦ Expect declines in 2Q in overall balances, reflecting impact of tax payments • Mix of deposits continued to shift from NIB to IB; Pace of remixing has continued to slow • ~$1-$2B of potential further decline in low interest saving and checking balances expected; NIB mix to remain in low 30% area • Expect 2024 average deposits to be stable to down modestly compared to 2023 QoQ Highlights & OutlookAverage Deposits by Segment ($ in billions) Ending Deposits by Segment ($ in billions)

NII & Margin Performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM

($ in millions)



$1,430
$1,244
$1,197
4.22%
3.60%
3.55%
1Q23
4Q23
1Q24
NII
NIM

NII Attribution

($ in millions)



$1,231
$1,184

	4Q23	Deposit Cost/Mix	Hedges	Days/ Other[1]	Loan Balances	Market Rates[2]	1Q24
NII		-$41M	-$10M	-$8M	-$4M	+$16M	-$47M
NIM		-12bps	-3bps	+4bps	+1bps	+5bps	-5bps

Drivers of NII and NIM

- NII -$47M, or -3.8% QoQ; NIM -5bps to 3.55%
- Elevated long-term interest rates increase new production fixed-rate asset yields
  - Sold $1.3B Govt/Agency securities at $50mm pre-tax loss; reinvested proceeds at higher market yields (+1.9%; ~2.1yr payback) and extended portfolio duration 0.15yrs
- Slowing deposit remixing and pricing normalization
  - 1Q deposit cost = 1.56%
  - 1Q interest-bearing deposit cost = 2.31% (**stable deposit cost Feb. to Mar.**; 43% cycle-to-date interest-bearing beta)
- In 1Q24 $3B of forward starting swaps entered active period; targeted notional level achieved

NII Range and Assumptions for 2024[3]

- NII and NIM to bottom in 2Q, with declines from deposit cost normalization offset by asset turnover at elevated rate levels
  - 2Q24 NII expected to be flat to down 2% vs 1Q24
  - 2024 NII expected to be $4.7-$4.8B
- 2024 NIM expected to be ~3.50%; 2Q NIM below 3.50% reflecting higher cash liquidity on balance sheet (no NII impact)
- Assumes rising rate interest-bearing deposit beta peaks in the ~mid-40s; falling rate beta ~mid-30s in 2024

(1) Other includes 1 fewer day, credit interest reversals, loan fees, securities repositioning, and lower cash balances.(2) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion $4M lower vs 4Q at $13M. (3) Expectations assume stable or lower short-term interest rates; flat long-term rates held at 03/31/2024 levels.

REGIONS 5

2024 NII Range and Assumptions

"Neutral" interest rate risk position; NII performance will depend mostly on deposit dynamics

GENERATING Consistent Sustainable Long-term Performance

2024 NII[(1)] Performance Range[(2)]

$4.8 Billion

$4.7 Billion

Upper End

- Easing fed funds rate and steeper yield curve
- Falling rate deposit beta consistent with rising rate cycle (~45% beta)
- Accelerating loan and deposit growth later in year

Lower End

- Stable or easing fed funds rate with flatter yield curve
- Less responsive deposit rates if market rates fall (~25% beta)
- Stability in deposit balances and mix after normalizing by mid-year

NII Sensitivity to Interest Rates

- Through hedging, managed NII sensitivity to be *mostly neutral* to changes in interest rates late in the cycle
  - *Sensitivity to short-term rates*: given mostly neutral position, more or less fed funds cuts will not be a material driver of NII variability within the range; assume mid-30%s falling rate interest-bearing deposit beta
  - *Sensitivity to middle/long-term rates*: remain modestly asset sensitive due to $12-14B in fixed rate loan production & securities reinvestment per year
- Reduction in NII sensitivity over past year from deposit repricing/remixing and forward starting hedges becoming active

(1) NII represents non-FTE Net Interest Income. (2) Range assumes long-end of the yield curve does not deviate materially from 3/31/2024 levels and that low-cost deposit runoff from 3/31/2024 remains in the -$1 billion to -$2 billion range

REGIONS 6

Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Income
($ in millions)


$534
$580
$563
1Q23
4Q23
1Q24

Adj. Non-Interest Income[1]
($ in millions)


$535
$581
$613
1Q23
4Q23
1Q24

($ in millions)	1Q24	Change vs 4Q23	Change vs 1Q23
Service charges	$148	3.5%	(4.5)%
Card and ATM fees	116	(8.7)%	(4.1)%
Capital markets (Ex CVA/DVA)	93	75.5%	24.0%
Wealth management income	119	1.7%	6.3%
Mortgage income	41	32.3%	70.8%

QoQ Highlights & Outlook

- NIR decreased ~3% on a reported basis and included $50M pre-tax loss on securities repositioning; NIR increased ~6% on an adjusted[1] basis with most categories experiencing growth
- Service charges increased ~3% as seasonally higher Treasury Mgt fees offset 1 less business day in 1Q
- Card & ATM fees were negatively impacted by seasonally lower transaction volume and a $4M Consumer Credit Card Rewards liability update to redemption rate estimate
- Total capital markets income increased ~90%; Ex. CVA/DVA increased ~75% driven by RECMs, DCMs and M&A; A portion of RECMs and M&A activity originated in the prior year was delayed by clients until 1Q
- Wealth Management generated record NIR in 1Q driven by better production and improved market conditions
- Mortgage income increased ~32% driven by a $6M increased valuation to the company's mortgage pipeline valuation plus stronger volumes and margins in 1Q
  - Closed on bulk purchase of the rights to service $8B of residential mortgage loans at the end of 1Q
- Other NIR decreased ~40% attributable primarily to 4Q leasing gains and negative 1Q valuation adjustments on certain equity investments
- Expect full-year 2024 adjusted non-interest income to be $2.3 -$2.4B

(1) Non-GAAP; see appendix for reconciliation.
RECMs - Real Estate Capital Markets; DCMs - Debt Capital Markets

REGIONS 7

Non-Interest Expense

GENERATING Consistent Sustainable Long-term Performance


Non-Interest Expense
($ in millions)
$1,027
$1,185
$1,131
65.0%
64.3%
52.3%
1Q23
4Q23
1Q24
Non-interest expense
Efficiency ratio


Adj. Non-Interest Expense(1)
($ in millions)
$1,025
$1,038
$1,097
$22
60.6%
56.9%
52.2%
1Q23
4Q23
1Q24
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)


Adj. Non-Interest Expense(1)(2)(3)
($ in millions)
3.3% CAGR
3,387
3,419
3,434
3,443
3,541
3,698
3,886
4,262
$135
2016
2017
2018
2019
2020
2021
2022
2023
Adjusted non-interest expense
Incremental Operational Lossess

QoQ Highlights & Outlook

- NIE decreased ~5% on a reported basis including ~$18M increase to FDIC special assessment accrual and ~$13M in severance-related costs in 1Q, but increased ~6% on an adjusted basis[1] driven by salaries & benefits and operational losses
  - Elevated 1Q operational losses due to check-related warranty claims from deposits that occurred last year; Current activity has normalized to expected levels, FY24 operational losses expected to be ~$100M[4]
- Salaries & benefits increased ~8% driven by seasonal HR related expenses (restart of 401K match and payroll taxes and 1 month of merit) as well as increased production-based incentives
- Professional & legal fees increased ~47% driven by timing of accruals (4Q net reserve release, 1Q net reserve build)
- Committed to prudent expense management focusing on largest categories- S&B, occupancy and vendor spend
- Expect full-year 2024 adjusted NIE to be ~$4.1B with 1Q as the high-water mark

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (3) Excluding incremental operational losses in 2023, CAGR would be 2.9%.(4) Included in 2024 FY adjusted NIE guidance.

REGIONS 8

Asset Quality

Underlying credit continues to perform as expected

GENERATING Consistent Sustainable Long-term Performance

Net Charge-Offs

($ in millions)



0.35%
0.54%
0.50%
0.39%
$83
$132
$35
$121
1Q23
4Q23
1Q24
Adjusted Net Charge-Offs(1)
Net Charge-Offs Ratio
Adjusted Net Charge-Offs Ratio(1)
Unsecured Consumer Portfolio Loan Sale(2)

- 1Q annualized NCOs totaled 50 bps, decreasing 4 bps on an reported basis and increasing 11 bps QoQ on an adjusted[1] basis driven by a large restaurant credit and one commercial manufacturing credit
- 1Q NPL increase attributable primarily to office, professional services, transportation, and manufacturing industries; Expect NPLs to continue to normalize towards historical averages
- 1Q ACL increase attributable to adverse risk migration, continued credit quality normalization and incrementally higher qualitative adjustments for risk in certain portfolios previously identified as under stress
    - ACL on Office Portfolio increased to 5.6%; Remain confident about composition of Office Portfolio
- Expect full-year 2024 NCOs to be 40-50 bps

Allowance for Credit Losses (ACL)

($ in millions)



$1,596
$1,700
$1,731
288%
211%
191%
1.63%
1.73%
1.79%
1Q23
4Q23
1Q24
ACL
ACL/Loans
ACL/NPLs

Non-Performing Loans (NPLs)

($ in millions)



$554
$805
$906
0.56%
0.82%
0.94%
1Q23
4Q23
1Q24
NPLs - excluding LHFS
NPL/Loans

REGIONS

9

(1) Non-GAAP; see appendix for reconciliation. (2) Loans sold in 4Q23 had an associated allowance of $27M and incurred a $35M fair value mark recorded through charge-offs, resulting in a net provision expense of $8M.

Capital and Liquidity

GENERATING Consistent Sustainable Long-term Performance

Tier 1 Capital Ratio[1]



11.2%
11.6%
11.6%
1Q23
4Q23
1Q24

Common Equity Tier 1 Ratio[1]



9.9%
10.3%
10.3%
1Q23
4Q23
1Q24

Total Liquidity Sources

Position ($B) as of	4Q23	1Q24
Cash at the Federal Reserve[2]	$ 4.3	$ 8.7
Unencumbered Investment Securities[3]	18.9	20.8
Federal Home Loan Bank Availability	15.1	11.2
Discount Window Availability	21.3	20.1
Total	$ 59.6	$ 60.8

QoQ Highlights & Outlook

- **Basel III Endgame** - Estimate a low to mid-single digit increase in RWAs under the Expanded Risk Based Approach in addition to the phase-in of AOCI into regulatory capital
  - CET1 adjusted to include AOCI at 3/31 is estimated at 8.1%[4]
- Common Equity Tier 1 (CET1) ratio[1] remained ~10.3%, reflecting solid capital generation through earnings offset by common & preferred stock dividends, share repurchases, and ~8 bps related to the 1Q phase-in of CECL into regulatory capital
  - Declared 1Q common dividends of $220M and executed $102M in share repurchases
- Anticipate continuing to manage CET1 consistent with current levels over the near term
- Tangible common book value per share[4] of $10.42, a 3.2% decrease QoQ
- From 4Q23 through 3Q24, the Stress Capital Buffer will remain at 2.5%
- Changes in cash, securities, and FHLB availability reflect liquidity optimization efforts; Total liquidity sources remain stable QoQ
- Including capacity at the discount window, liquidity to uninsured deposits ratio is approximately 182%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank or the Federal Reserve Discount Window. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS 10

2024 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2024 Expectations	
Net Interest Income (vs. 2023 of $5,320)[3]	$4.7-$4.8B
Adjusted Non-Interest Income (vs. adjusted 2023 of $2,259)[1][2]	$2.3-$2.4B
Adjusted Non-Interest Expense (vs. adjusted 2023 of $4,262)[1][2]	~$4.1B
Average Loans (vs. 2023 of $98,239)	stable to down modestly
Average Deposits (vs. 2023 of $126,543)	stable to down modestly
Net Charge-Offs / Average Loans	40-50 bps
Effective Tax Rate	~21%

SOUNDNESS PROFITability GROWTH

Expectations for 2Q24 & Beyond[3]

- NII and NIM to bottom in 2Q, with declines from deposit cost normalization offset by asset turnover at elevated rate levels
  - 2Q24 NII expected to be flat to down 2% vs 1Q24
- 2024 NIM expected to be ~3.50%; 2Q NIM below 3.50% reflecting higher cash liquidity on balance sheet (no NII impact)
- Anticipate continuing to manage CET1 consistent with current levels over the near term
- Avg pre-pandemic NCOs were 46 bps and avg NPL ratio was 107 bps

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume stable or lower short-term interest rates; flat long-term rates held at 03/31/2024 levels.

REGIONS 11

12 Appendix

First Quarter 2024 Highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of First Quarter Results

($ amounts in millions, except per share data)	1Q24	QoQ Change	YoY Change
Net interest income	$ 1,184	(3.8)%	(16.4)%
Provision for (benefit from) credit losses	152	(1.9)%	12.6%
Non-interest income	563	(2.9)%	5.4%
Non-interest expense	1,131	(4.6)%	10.1%
Income before income taxes	464	(1.5)%	(41.2)%
Income tax expense	96	20.0%	(45.8)%
Net income	368	(5.9)%	(39.9)%
Preferred dividends	25	4.2%	4.2%
Net income available to common shareholders	$ 343	(6.5)%	(41.7)%
Diluted EPS	$ 0.37	(5.1)%	(40.3)%

Selected Items Impact

(amounts in millions, except per share data)	1Q24
Pre-tax adjusted items[1]:	
Securities gains (losses), net	$ (50)
FDIC special assesment	(18)
Salary and employee benefits—severance charges	(13)
Branch consolidation, property and equipment charges	(1)
Professional, legal and regulatory expenses	(2)
Total pre-tax adjusted items[1]	$ (84)
Diluted EPS impact[2]	$ (0.07)
Additional selected items[3]:	
Capital markets income (loss) - CVA/DVA	$ (2)
Incremental operational losses related to check warranty claims	(22)

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments.

REGIONS 13

Growth in Digital

GENERATING **Consistent Sustainable Long-term Performance**

Digital Usage

Active Users *(Millions)*[1]


+11%
2.31
2.46
2.57
1Q22
1Q23
1Q24

Mobile Banking

Mobile Banking Log-Ins *(Millions)*


+16%
157
166
183
1Q22
1Q23
1Q24

Customer Transactions[2][3]


Non-Digital
Digital
30%
70%
27%
73%
25%
75%
1Q22
1Q23
1Q24

Sales and Transactions

Consumer Checking Sales by Channel[4]


2%
77%
21%
2%
73%
25%
2%
81%
17%
1Q22
1Q23
1Q24
Digital
Contact Center
Branch

Digital Credit Card Sales *(Accounts in Thousands)*[5]


+109%
1.9
2.9
6.0
1Q22
1Q23
1Q24

Deposit Transactions by Channel


45.6%
32.9%
21.5%
45.4%
32.3%
22.3%
45.0%
30.8%
24.2%
1Q22
1Q23
1Q24
Branch
Mobile
ATM

Zelle Transactions *(Millions)*


+59%
2.73
3.50
4.35
1Q22
1Q23
1Q24

Mobile App Rating[6]


12:34
100%
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. Additional fraud controls in digital channels placed in 4Q23. (5) Includes digital and pre-approved credit card accounts opened. 1Q24 increase is driven by Marketing prospecting campaign. (6) Represents iOS app store rating

REGIONS 14

Investments in Our Businesses

GENERATING Consistent Sustainable Long-term Performance

Investments in talent, technology and strategic acquisitions continue to pay off

CORPORATE

Acquisitions remain well-positioned for revenue synergies:

- FY23 Clearsight revenue growth of **15%** with strong pipelines in 2024
- Real Estate Capital Markets 1Q24 origination revenue up **81%** vs 1Q23
- Ascentium Capital steadfastly focused on **growing cross-sell opportunities**

TM revenue increased **7%**[1] with priorities on proactive outreach involving Treasury Management solutions & fraud mitigation tools to ensure **client soundness**

Continued focus on acquiring **top talent** in key strategic markets

Ongoing investment in **modernizing** Sales, Lending, Treasury/Cash Management, Embedded Finance, & Client-Facing Digital platforms

CONSUMER

1st in **VISA Power Score** for **40 consecutive** quarters on Debit

Mobile app improvements: Spanish language, bill pay upgrade; 1Q24 mobile users increased **5%** YoY

Implemented a **new digital SMS onboarding system** for consumer checking customers

$8.0B MSR bulk acquisition completed in March 2024

Continue to **grow primary consumer checking relationships** & deepen customer relationships

Industry leading **Customer Satisfaction**

Enhanced **personalization with Regions Greenprint** to help customers build financial confidence

WEALTH

Total Wealth Management Relationship growth of **8.1%**[2]

Non-Interest Revenue up **6%** vs 1Q23; **Record quarterly NIR**

Launched **Philanthropic Solutions** group into key markets to drive new business, enhancing service-levels and risk management

Targeting profitable client segments with our **Women + Wealth** events in select markets; Overall, client and prospect feedback has been very positive

Aligned talent and resources to more efficiently meet client needs, including refining Advisor roles and centralizing new client onboarding operations

REGIONS 15

(1) YTD Treasury Management Revenue Growth, Mar '24 to Mar '23. (2) Total Wealth Management Relationships as of Feb '24 to Feb '23.

Treasury Management

GENERATING Consistent Sustainable Long-term Performance

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

Steadily Growing our Treasury Management Business

- **+7%** Treasury Management Revenue[1]
- **+4%** Portfolio of Treasury Management Clients[2]
- **+9%** Digital, Payment & Integrated Services Revenue[3]
- **+9%** Global Trade Services Dollar Volume[4]

Earning Recognition for Excellence

2023 Greenwich Excellence Awards - National Winner in Cash Management

Middle Market Banking:
- Customer Service
- Overall Product Capabilities
- Making Commercial Payments Easier

Small Business Banking:
- Customer Service
- Overall Satisfaction with Cash Management Specialist

Global Trade Finance
- EX-IM 2022 Deal of the Year
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing
- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

2023 NACHA Top 10 ACH Originator

Continually Investing in Technology

- First in the marketplace to launch **Visa Commercial Pay-Mobile** to provide improved expense tracking and a simplified travel solution
- Developed a **Cash Flow Advisor** tool to provide real-time cash management analysis for clients and prospects
- Expanded the **integrated billing and payments** platform for BillerXchange to provide clients with efficient invoicing and communication capabilities
- Advising clients on potential fraud risks and available **treasury management mitigation solutions**
- Collaborating and exchanging information with peer financial institutions on **fraud trends and best practices**

REGIONS 16

(1) YTD Treasury Management Revenue Growth, March '24 to March '23. (2) YoY Client Growth, February '24 to February '23. (3) YoY Digital, Payments & Integrated Revenue, February '24 to February '23. (4) YoY Trade Services Dollar Volume Growth, March '24 to March '23.

Hedging Strategy Update

GENERATING **Consistent Sustainable Long-term Performance**

Hedging helps create a mostly "neutral" interest rate risk position with a well-protected margin in 3.50% range

Cash Flow Hedge Notional[1]

(Quarterly Avg) (Annual Avg)



Swaps
Collars

as of 3/31/2024	1Q24	2Q24	3Q24	4Q24	2024	2025	2026	2027	2028	2029	2030
Swap Notional - 4Q23	$21.0B	$21.1B	$20.1B	$19.5B	$20.4B	$19.0B	$16.7B	$12.2B	$6.6B	$0.6B	$0.3B
1Q24 Swap Changes	-$0.4B	-$0.5B	-$0.5B	-$0.5B	-$0.5B	-	+$0.3B	+$2.0B	+$2.0B	+$2.0B	+$1.7B
Swap Notional - 1Q24	**$20.6B**	**$20.6B**	**$19.6B**	**$19.0B**	**$19.9B**	**$19.0B**	**$16.9B**	**$14.2B**	**$8.6B**	**$2.6B**	**$2.0B**
Swap Receive Rate[1]		**2.89%**	**2.83%**	**2.85%**	**2.86%**	**2.92%**	**2.95%**	**3.03%**	**3.13%**	**3.50%**	**3.52%**
Collar Notional[2]	**$0.5B**	**$0.5B**	**$1.5B**	**$1.5B**	**$1.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**	**$0.0B**

1Q 2024 Activity

Cash Flow Hedging - Opportunistically adjusted near-term net interest income sensitivity and added protection in outer years

- Terminated $500M in receive-fixed swaps originally maturing in Jan '25
- Added $2B in forward-starting (Nov '26), 4-year receive-fixed swaps (3.54%)

Fair Value Swaps[1]

	Notional	Fixed Rate	Maturity
AFS Securities[3]	$1.3B	4.8%	1.1 years
Debt[3]	$1.4B	0.6%	2.5 years
Time Deposits[3]	$0.3B	5.0%	0.7 years

REGIONS 17

(1) Floating rate leg of swaps vs overnight SOFR. No BSBY exposure in hedge accounting strategies. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Fair value hedges on securities pay fixed; fair value hedges on debt and time deposits receive fixed.

18 • Portfolio constructed to protect against changes in market rates ◦ Duration is fully extended at ~4.6 years as of 03/31/2024; provides offset to long-duration deposit book ◦ ~32% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 96% US Government or Agency guaranteed ◦ $1.0B high quality, investment grade corporate bond portfolio is short-dated (1.9 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 97% classified as Available-for-Sale • In Q1 2024, sold ~$1.3 billion of AFS securities, realizing $50 million in pre-tax losses ◦ Proceeds were reinvested at higher current market yields; +1.9% above sales (~2.1yr payback) ◦ The portfolio mix, duration, and liquidity profile were largely unchanged (extended portfolio duration 0.15yrs) • In Q1, reinvestment of paydowns/maturities was accretive to portfolio yield by ~2.3% (excludes reinvestment of sales proceeds) • Pre-Tax unrealized losses on AFS Securities expected to decline ~13% by year end 2024 and ~27% by year end 2025(2) (1) Includes AFS securities, the $3B unrealized AFS loss, and HTM securities as of 3/31/2024 (excludes $50M unrealized HTM loss) (2) $ in Billions. Estimated, using current portfolio and market forward interest rates and the portfolio as of 03/28/2024. Agency/UST 6% Agency MBS 65% Agency CMBS 25% Corporate Bonds 4% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $28.6B Pre-Tax AFS Unrealized Losses(2) % Represents Cumulative Decline 03/29/24 YE 2024 YE 2025 YE 2026 $(4.00) $(3.00) $(2.00) $(1.00) $— -13% -27% -42%

19 0.94% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.50% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 1Q24 4Q221Q20 4Q22 1Q24 • Non-Accrual and loss rate levels are seeing normalization as expected and will continue normalizing throughout 2024. Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

Commercial Real Estate

(Outstanding balances as of March 31, 2024)

Highly Diversified Portfolio

(IRE including Unsecured CRE)



Other 3.7%
Hotel 5.1%
Healthcare 9.0%
Res. Homebuilders 6.5%
Retail 9.1%
Apartments 26.4%
$15.4B
Residential Land 0.6%
Office 9.8%
Commercial Land 0.1%
Data Center 2.0%
Industrial 14.5%
Diversified 13.2%

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
3%
22%
29%
22%
16%
5%
3%
Matured
2024
2025
2026
2027
2028
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



Diversified 21%
Data Center 5%
Apartments 6%
Office 2%
Hotel 11%
$5.2B
Retail 20%
Other 8%
Industrial 27%

		$ in billions	% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.6	6.8 %
IRE		8.8	9.1 %
Total[(1)]	**$**	**15.4**	**15.9 %**

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 62% of REIT outstanding balances are investment grade or mapped to an IG risk rating, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 110% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 21% are well below supervisory limits (300%/100%)

(1) Excludes $5.1B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 12/31/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS 20

CRE- Office Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances $	**$1,504**
% of Total Loans	**1.6%**
NPL	**$161**
NPL/Loans	**10.7%**
Charge-offs	**$0**
Charge-offs / Loans	**—%**
ACL	**$84**
ACL/Loans	**5.6%**

Investor Real Estate Office Portfolio Overview



7%
93%
Class A
Class B



39%
61%
Multi-Tenant
Single Tenant



24%
76%
Suburban
Urban

Ongoing Portfolio Surveillance

- Business Offices secured = 94% / unsecured = 6%
- WA LTV 66.4% (based on appraisal at origination or most recent received); Stressed WA LTV 105.5% using GreenStreet[2]
- 61% of secured outstanding IRE balances is located in the South of which 91% is Class A
- Investment Grade tenants make up 80% of Single Tenant IRE balances
- For Office loans maturing in the next 12 months, properties are 81% leased on average (80% occupied)
- Class A properties outperforming; Secondary and tertiary market locations, particularly in the Sunbelt, also outperforming due to corporate and population in-migration
- $773M or 51% of total CRE Office balances will mature in the next 12 months[3]

REGIONS 21

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 03/31/2024 results except for charge-offs, which are for Q124. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of April 4, 2024, which indicated a 37% discount from recent peak values. This full discount has been applied to RF's most recent LTV. (3) Includes matured balances.

CRE- Multi-Family Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[(1)]	
Balances $	**$4,052**
% of Total Loans	**4.2%**
NPL	**$0**
NPL/Loans	**—%**
Charge-offs	**$0**
Charge-offs / Loans	**—%**
ACL	**$74**
ACL/Loans	**1.8%**

Predominantly Secured and Weighted to the South[(2)]



14%
86%
Secured
Unsecured
4%
1%
12%
83%
South
Midwest
West
Northeast

Ongoing Portfolio Surveillance

- Absent an economic recession or an unexpected further significant increase in long term interest rates, expect portfolio stress to be temporary in nature as borrowers/sponsors/markets continue to adjust to the higher interest rate environment
- WA LTV 51.1% (based on appraisal at origination or most recent received); Stressed WA LTV 70.9% using GreenStreet[(3)]
- Vacancies up due to record levels of construction deliveries in high growth markets, primarily in the Sunbelt
- Undersupply of housing, home price appreciation, and elevated mortgage rates are keeping renters renting longer, further backstopping demand fundamentals for multi-family property
- $1,816M or 45% of total CRE Multi-Family balances will mature in the next 12 months[(4)]

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 03/31/2024 results except for charge-offs, which are for Q12024. (2) Geographic percentages based on IRE balances. (3) Stressed LTV based on GreenStreet's Commercial Property Price Index as of April 4, 2024, which indicated a 28% discount from recent peak values. This full discount has been applied to RF's most recent LTV. (4) Includes matured balances.

REGIONS 22

CRE- Senior Housing Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances $	**$1,338**
% of Total Loans	**1.4%**
NPL	**$80**
NPL/Loans	**6.0%**
Charge-offs	**$5**
Charge-offs / Loans	**1%**
ACL	**$44**
ACL/Loans	**3.3%**

Ongoing Portfolio Surveillance

- Underlying market fundamentals continue to bounce back from the lows experienced during COVID-19 pandemic, with occupancy increasing, construction starts slowing, and the market showing signs of stabilization and growth
- National occupancy levels at the end of 2023 recovered roughly 85% of their pandemic decline, with expectations to fully recover by the end of 2024
- Rent increases have outpaced inflation, particularly in assisted living units; market rent growth is expected to moderate from around 7% in 2023 to approximately 5%, though it will remain above the traditional sector average by approximately 2.5%
- The sector continues to face challenges such as staffing shortages and high interest rates affecting property values; however, outsized revenue growth is anticipated, which would result in sharp net operating income increases over the next few years

(1) $ in Millions. Metrics exclude ~$200M in non-real estate commercial loans in the Sr. Housing sector; Amounts also exclude Held For Sale loans. Metrics represent 03/31/2024 results except for charge-offs, which are for Q12024.

REGIONS 23

24 $1,700 $33 $24 $(26) $1,731 Allowance for Credit Losses 03/31/2024 • 1Q allowance increased $31M compared to the prior quarter, resulting in a $152M provision expense • Primary drivers of the net increase in ACL were adverse risk migration, specific reserves for large borrowers, and increases in qualitative reserves for Higher Risk industries, partially offset by portfolio runoff, improvement in the economic outlook and qualitative decreases in other industries/portfolios QoQ Highlights ($ in millions) 12/31/2023 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes

25 Pre-R&S period 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 Real GDP, annualized % change 1.9% 1.8% 2.2% 2.5% 2.6% 2.7% 2.4% 2.4% 2.2 % Unemployment rate 3.8% 3.9% 3.9% 4.0% 4.1% 4.1% 4.0% 4.0% 3.9 % HPI, year-over-year % change 5.7% 5.2% 3.7% 2.6% 2.5% 3.0% 3.8% 4.4% 4.7 % CPI, year-over-year % change 3.2% 3.1% 2.8% 2.7% 2.5% 2.4% 2.4% 2.4% 2.4 % Base R&S Economic Outlook (As of March 2024) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period • Economic uncertainty is accounted for through qualitative adjustments to our modeled results • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments

26 As of 3/31/2024 As of 12/31/2023 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $49,701 $730 1.47% $50,865 $697 1.37 % CRE-OO mortgage 4,788 106 2.21% 4,887 110 2.25 % CRE-OO construction 306 7 2.36% 281 7 2.38 % Total commercial $54,795 $843 1.54% $56,033 $814 1.45 % IRE mortgage 6,422 187 2.91% 6,605 169 2.56 % IRE construction 2,341 34 1.44% 2,245 36 1.63 % Total IRE $8,763 $221 2.52% $8,850 $205 2.32 % Residential first mortgage 20,199 102 0.51% 20,207 100 0.50 % Home equity lines 3,155 79 2.51% 3,221 80 2.49 % Home equity loans 2,415 23 0.95% 2,439 23 0.94 % Consumer credit card 1,314 134 10.17% 1,341 138 10.24 % Other consumer- exit portfolios 28 1 3.81% 43 1 3.09 % Other consumer 6,193 328 5.29% 6,245 339 5.43 % Total consumer $33,304 $667 2.00% $33,496 $681 2.03 % Total $96,862 $1,731 1.79% $98,379 $1,700 1.73 % Allowance Allocation • Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 1Q 2024 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%.

27 All Other Commercial 3.8% Investor Real Estate 13.8% Financial Services 11.6% CRE Unsecured, including REITs 10.4% Govt. Education 10.2% Consumer Services 8.7% Technology Services 7.6% Manufacturing 7.7% Energy 2.5% Agriculture 0.4% Utilities 3.8% Business Services 7.9% Distribution 6.4% Healthcare 5.2% Well Positioned for Next Downturn $63.6B Highly Diversified Business Portfolio(1) (1) Balances as of 03/31/2024. (2) CRE Unsecured consists 75% of REITs. (2)

28 Consumer Lending Portfolio • Avg. origination FICO 759 • Current LTV 53% • 98% owner occupied • Avg. origination FICO 772 • Current LTV 36% • 64% of portfolio is 1st lien • Avg. loan size $34,457 • $112M to convert to amortizing or balloon during 2024 • Avg. origination FICO 770 • Avg. new loan $13,689 • 1Q24 Yield 8.08% • Avg. origination FICO 783 • Avg. new line $7,915 • 1Q24 Yield 15.21% • 1Q24 QTD NCO 4.39% 4% 5% 4% 5% 11% 6% 8% 16% 10% 81% 66% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 03/31/2024. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer Credit Card Home Equity Other Consumer(2)

29 $2.7B Leveraged Portfolio (Outstanding balances as of March 31, 2024) • Commitments are $3.6B; 75% of which are funded • Not a strategic growth objective; used to support client relationships • Sponsor-owned clients as a percentage of total portfolio continue to decline • Enhanced centralized underwriting, servicing, and credit adjudication • Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B • Approximately 93% of leveraged loans outstanding are also SNCs Important FactorsDiversified Portfolio Information 23% Professional, Scientific & Technical Services 16% Manufacturing 7% Wholesale 9% Utilities 7% Religious, Leisure, Personal & Non-Profit Services 7% Restaurant, Accommodations & Lodging 6% Administrative, Support, Waste & Repair 7% Other (Portfolios <5% of total) 18% (1) Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITDA >4.0x

SNC Portfolio

(Outstanding balances as of March 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Shared National Credit Balances by Sector



Other (Portfolios <5% of total) 17%
CRE Unsecured Non-REIT 5%
CRE Unsecured REIT 19%
Business Services 6%
Distribution 7%
Manufacturing 7%
$25.0B
Commodities 9%
Technology Services 12%
Financial Services 18%

Portfolio Characteristics

- Improved portfolio composition and asset quality through focus on lower risk segments
- 46% of balances consist of investment grade or select portfolios(1)
- 10% of balances are leveraged(2)
- Regions is agent or holds a title role for over half of SNC balances
- For YTD 1Q24, Regions market share ranked above its Peer group median in the Agent Only league table standings(3)
- ~2/3's of capital markets revenue is attributable to SNC-related relationship(4)
- >3/4's of SNC-related relationships have generated an NIR fee or deposit(4)
- ~3/4's of Corp Bank's top-50 NIR producing relationships are SNC-related(5)

(1) Select portfolios include Real Estate Investment Trusts (REITs), asset securitizations, investment grade utilities, subscription lines and Superior Transaction and Return Relationships (STARR). (2) Consistent with Moody's historical Regional Bank Survey definition. (3) Sourced from 2/29/24 LSEG Loan Connector (formerly Refinitive) Agent Only League Table Data where peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (4) Over the trailing 36-month period through 2/29/24. (5) Corporate Banking line of business over the trailing 36-month period through 2/29/24.

REGIONS 30

31 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

32 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC special assessment (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

33 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net loan charge-offs (GAAP) $ 121 $ 132 $ 101 $ 81 $ 83 Less: charge-offs associated with the sale of unsecured consumer loans — 35 — — — Adjusted net loan charge-offs (non-GAAP) $ 121 $ 97 $ 101 $ 81 $ 83 Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.50% 0.39% 0.40% 0.33% 0.35%

Non-GAAP Reconciliation

Pre-tax Pre-Provision Income (PPI)

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	Quarter Ended								
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23	
Net income available to common shareholders (GAAP)	**$ 343**	$ 367	$ 465	$ 556	$ 588	$ (24)	(6.5)%	$ (245)	(41.7)%
Preferred dividends (GAAP)	**25**	24	25	25	24	1	4.2 %	1	4.2 %
Income tax expense (GAAP)	**96**	80	129	147	177	16	20.0 %	(81)	(45.8)%
Income before income taxes (GAAP)	**464**	471	619	728	789	(7)	(1.5)%	(325)	(41.2)%
Provision for (benefit from) credit losses (GAAP)	**152**	155	145	118	135	(3)	(1.9)%	17	12.6 %
Pre-tax pre-provision income (non-GAAP)	**616**	626	764	846	924	(10)	(1.6)%	(308)	(33.3)%
Other adjustments:									
Securities (gains) losses, net	**50**	2	1	—	2	48	NM	48	NM
Leveraged lease termination gains, net	**—**	(1)	—	—	(1)	1	100.0 %	1	100.0 %
FDIC special assessment	**18**	119	—	—	—	(101)	(84.9)%	18	NM
Salaries and employee benefits—severance charges	**13**	28	3	—	—	(15)	(53.6)%	13	NM
Branch consolidation, property and equipment charges	**1**	3	1	1	2	(2)	(66.7)%	(1)	(50.0)%
Early extinguishment of debt	**—**	(4)	—	—	—	4	100.0 %	—	NM
Professional, legal and regulatory expenses	**2**	1	—	—	—	1	100.0 %	2	NM
Total other adjustments	**84**	148	5	1	3	(64)	(43.2)%	81	NM
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 700**	$ 774	$ 769	$ 847	$ 927	$ (74)	(9.6)%	$ (227)	(24.5)%

NM - Not Meaningful

REGIONS 34

Non-GAAP Reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	1Q24 vs. 4Q23		1Q24 vs. 1Q23	
					Quarter Ended					
Non-interest expense (GAAP)	A	$ 1,131	$ 1,185	$ 1,093	$ 1,111	$ 1,027	$ (54)	(4.6)%	$ 104	10.1 %
Adjustments:										
FDIC special assessment		(18)	(119)	—	—	—	101	84.9 %	(18)	NM
Branch consolidation, property and equipment charges		(1)	(3)	(1)	(1)	(2)	2	66.7 %	1	50.0 %
Salary and employee benefits—severance charges		(13)	(28)	(3)	—	—	15	53.6 %	(13)	NM
Early extinguishment of debt		—	4	—	—	—	(4)	(100.0)%	—	NM
Professional, legal and regulatory expenses		(2)	(1)	—	—	—	(1)	(100.0)%	(2)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 1,097	$ 1,038	$ 1,089	$ 1,110	$ 1,025	$ 59	5.7 %	$ 72	7.0 %
Net interest income (GAAP)	C	$ 1,184	$ 1,231	$ 1,291	$ 1,381	$ 1,417	$ (47)	(3.8)%	$ (233)	(16.4)%
Taxable-equivalent adjustment		13	13	13	12	13	—	— %	—	— %
Net interest income, taxable-equivalent basis	D	$ 1,197	$ 1,244	$ 1,304	$ 1,393	$ 1,430	$ (47)	(3.8)%	$ (233)	(16.3)%
Non-interest income (GAAP)	E	563	580	566	576	534	(17)	(2.9)%	29	5.4 %
Adjustments:										
Securities (gains) losses, net		50	2	1	—	2	48	NM	48	NM
Leveraged lease termination gains		—	(1)	—	—	(1)	1	100.0 %	1	100.0 %
Adjusted non-interest income (non-GAAP)	F	$ 613	$ 581	$ 567	$ 576	$ 535	32	5.5 %	$ 78	14.6 %
Total revenue	C+E=G	$ 1,747	$ 1,811	$ 1,857	$ 1,957	$ 1,951	$ (64)	(3.5)%	$ (204)	(10.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,797	$ 1,812	$ 1,858	$ 1,957	$ 1,952	$ (15)	(0.8)%	$ (155)	(7.9)%
Total revenue, taxable-equivalent basis	D+E=I	$ 1,760	$ 1,824	$ 1,870	$ 1,969	$ 1,964	$ (64)	(3.5)%	$ (204)	(10.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,810	$ 1,825	$ 1,871	$ 1,969	$ 1,965	$ (15)	(0.8)%	$ (155)	(7.9)%
Efficiency ratio (GAAP)	A/I	64.3 %	65.0 %	58.5 %	56.4 %	52.3 %				
Adjusted efficiency ratio (non-GAAP)	B/J	60.6 %	56.9 %	58.2 %	56.4 %	52.2 %				
Fee income ratio (GAAP)	E/I	32.0 %	31.8 %	30.3 %	29.3 %	27.2 %				
Adjusted fee income ratio (non-GAAP)	F/J	33.9 %	31.8 %	30.3 %	29.3 %	27.2 %				

NM - Not Meaningful

REGIONS 35

36 Quarter Ended ($ amounts in millions) 3/31/2024 12/31/2023 9/30/2023 6/30/2023 ADJUSTED CET1 RATIO Common equity(1) A $ 12,912 $ 12,976 $ 13,056 $ 12,786 Adjustments: AOCI gain (loss) on securities(2) (2,264) (2,064) (3,084) (2,490) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (447) (451) (403) (414) Adjusted common equity (non-GAAP) B $ 10,201 $ 10,461 $ 9,569 $ 9,882 Total risk-weighted assets(1) C $ 125,271 $ 126,475 $ 126,900 $ 126,947 CET1 ratio(1)(3) A/C 10.3% 10.3% 10.3% 10.1 % Adjusted CET1 ratio (non-GAAP)(1)(3) B/C 8.1% 8.3% 7.5% 7.8 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

37 As of and for Quarter Ended ($ amounts in millions, except per share data) 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 17,044 $ 17,429 $ 16,100 $ 16,639 $ 16,883 Less: Preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 Intangible assets (GAAP) 5,929 5,938 5,949 5,959 5,971 Deferred tax liability related to intangibles (GAAP) (114) (112) (108) (106) (104) Tangible common shareholders’ equity (non-GAAP) B $ 9,570 $ 9,944 $ 8,600 $ 9,127 $ 9,357 Total assets (GAAP) C $ 154,909 $ 152,194 $ 153,624 $ 155,656 $ 154,135 Less: Intangible assets (GAAP) 5,929 5,938 5,949 5,959 5,971 Deferred tax liability related to intangibles (GAAP) (114) (112) (108) (106) (104) Tangible assets (non-GAAP) D $ 149,094 $ 146,368 $ 147,783 $ 149,803 $ 148,268 Shares outstanding—end of quarter E 918 924 939 939 935 Total equity to total assets (GAAP) A/C 11.00% 11.45% 10.48% 10.69% 10.95 % Tangible common shareholders’ equity to tangible assets (non-GAAP) B/D 6.42% 6.79% 5.82% 6.09% 6.31 % Tangible common book value per share (non-GAAP) B/E $ 10.42 $ 10.77 $ 9.16 $ 9.72 $ 10.01 Non-GAAP Reconciliation Tangible Common Ratios

38 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

39 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

40 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

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